EXHIBIT 24

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
                                         L.P. MARTIN & COMPANY
                                       A PROFESSIONAL CORPORATION
            MEMBERS                   CERTIFIED PUBLIC ACCOUNTANTS                    MEMBERS
      VIRGINIA SOCIETY OF                 4132 INNSLAKE DRIVE                  AMERICAN INSTITUTE OF
  CERTIFIED PUBLIC ACCOUNTANTS         GLEN ALLEN, VIRGINIA 23060          CERTIFIED PUBLIC ACCOUNTANTS


LEE P. MARTIN, JR., C.P.A.                PHONE: (804) 346-2626              ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                 FAX: (804) 346-9311             LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.
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                          Independent Auditors' Report


The Board of Directors
Apple Suites, Inc.
Richmond, Virginia


     We consent to the use of our report dated May 31, 2000 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels (as described therein as the hotels in Boulder, Colorado and Malvern, Pennsylvania) as of December 31, 1999 and 1998 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, for inclusion in Reports by Apple Suites, Inc. on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission.



                                                    /s/ L. P. Martin & Co., P.C.



Richmond, Virginia
July 14, 2000